Exhibit 99

March 2011

Cabela's Credit Card Master Note Trust		CABMT 06-3	CABMT 08-4	CABMT 09-1	CABMT 10-1	CABMT 10-2
Deal Size		$500M	$200M	$500M	$300M	$250M
Expected Maturity		10/17/2011	9/15/2011	3/15/2012	1/15/2015	9/15/2015

Portfolio Yield		21.68%	21.68%	21.68%	21.68%	21.68%
LESS: Base Rate		4.85%	8.25%	5.49%	3.50%	3.50%
Gross Charge-offs		2.92%	2.92%	2.92%	2.92%	2.92%

Excess Spread:	Mar-11	13.91%	10.51%	13.27%	15.26%	15.26%
	Feb-11	11.67%	8.42%	11.20%	13.14%	13.03%
	Jan-11	10.55%	7.31%	10.09%	12.03%	11.91%

3 Month Average Excess Spread		12.04%	8.75%	11.52%	13.48%	13.40%

Delinquencies	30 to 59 days	0.34%	0.34%	0.34%	0.34%	0.34%
	60 to 89 days	0.27%	0.27%	0.27%	0.27%	0.27%
	90+ days	0.28%	0.28%	0.28%	0.28%	0.28%
	Total	0.89%	0.89%	0.89%	0.89%	0.89%

Principal Payment Rate		42.21%	42.21%	42.21%	42.21%	42.21%

Total Payment Rate		44.02%	44.02%	44.02%	44.02%	44.02%

Month End Principal Receivables		$2,599,535,116	$2,599,535,116	$2,599,535,116	$2,599,535,116	$2,599,535,116

Return to Form 8-K